Exhibit 10.8

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is entered into as of September 7, 2017, between GMS Tenshi Holdings Pte. Limited, a Singapore private limited company (“GMS”), and Pankaj Mohan, Ph.D. (the “Stockholder”), a stockholder of Oncobiologics, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and GMS are entering into a Purchase Agreement (as the same may be amended, supplemented or otherwise modified, the “Purchase Agreement”), which provides, among other things, for the purchase by GMS of shares of the Company’s Series A Convertible Preferred Stock, which will be convertible into shares of Common Stock, and the issuance to GMS of warrants, which will be exercisable for shares of Common Stock (the transactions contemplated by the Purchase Agreement and the other Transaction Documents, the “Transaction”);

WHEREAS, the Stockholder beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) the number of shares of Common Stock set forth in Exhibit A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities of the Company that may be acquired after the date hereof by the Stockholder are collectively referred to herein as the “Securities”); and

WHEREAS, as an inducement and a condition to the willingness of GMS to enter into the Purchase Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into, be legally bound by and perform this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Covenants of the Stockholder. The Stockholder agrees as follows:

(a)          From the date hereof until the date that is twelve (12) months after the Closing Date (such period, the “Lock-up Period”), the Stockholder shall not, directly or indirectly, (i) sell, transfer (including by operation of law), pledge, assign or otherwise encumber or dispose of any of the Securities to, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Securities with, any Person other than GMS or GMS’s designee, (ii) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (iii) take any other action that would in any way make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby, other than:

(A)         exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to the Company in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(B)         transfers to the spouse, domestic partner, parent, child or grandchild of the undersigned (each, an “Immediate Family Member”) or to a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member, in each case, for estate planning purposes;

(C)         transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, trustee or Immediate Family Member of the undersigned; and

(D)         the establishment of a trading plan pursuant to Rule 10b-5-1 under the Securities Exchange Act of 1934, as amended, for the transfer of shares of Common Stock or securities convertible into or exchangeable for Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period and no filing or other public announcement shall be made during the Lock-Up Period;

provided that, in the case of any transfer or distribution pursuant to clauses (B) and (C), it shall be a condition precedent to any such transfer or distribution that (1) the transferee or recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period, and (2) any such transfer or distribution shall not involve a disposition for value.

(b)          The Stockholder hereby agrees not to commence, institute, maintain or prosecute any claim, derivative or otherwise, (A) against the Company, any of its Representatives or any of its successors, including claims relating to the negotiation, execution, or delivery of the Purchase Agreement or the consummation of the Transaction, including any claim alleging a breach of any fiduciary duty of the Company Board in connection with the Transaction, or (B) challenging the validity of or seeking to enjoin the operation of any provision of this Agreement.

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2.            Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to GMS as follows:

(a)          The Stockholder has the requisite legal capacity to enter into this Agreement, to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by GMS, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b)          The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder has title to the Securities, free and clear of all Encumbrances, except as provided by this Agreement. As of the date of this Agreement, the Stockholder owns of record or beneficially no shares of Common Stock or any other capital stock of, or any other equity interests in, the Company, other than the Securities set forth in Exhibit A hereto.

(c)          The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, or (ii) result in the creation of an Encumbrance on any of the Securities, or conflict with or violate any Law applicable to the Stockholder or any of the Securities, except, with respect to clause (ii), for any such conflicts, violations or other occurrences that would not, or would not reasonably be expected to, prevent or materially impair or delay the ability of the Stockholder to perform its obligations hereunder.

(d)          The Stockholder understands and acknowledges that GMS is entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(e)          None of the information relating to the Stockholder and its Affiliates provided by or on behalf of the Stockholder or its Affiliates for inclusion in the Proxy Statement will, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Stockholder Meeting, (iii) Closing, contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Stockholder authorizes and agrees to permit GMS to publish and disclose in the Proxy Statement any related filings under the securities laws of the United States the Stockholder’s identity and ownership of Securities and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

(f)          There is no Action pending or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of its Affiliates before any Governmental Entity or any arbitrator involving the Company that, if adversely determined against the Stockholder or its applicable Affiliate, would, or would reasonably be expected to, prevent or materially impair or delay the ability of the Stockholder to perform its obligations hereunder.

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3.            Representations and Warranties of GMS.         GMS hereby represents and warrants to the Stockholder as follows: (a) it has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) the execution, delivery and performance of this Agreement by GMS have been duly and validly authorized by all necessary corporate action on the part of GMS, and (c) this Agreement has been duly and validly executed and delivered by GMS and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of GMS enforceable against GMS in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4.            Further Assurances.         The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, in each case without further consideration, such additional or further transfers, assignments, endorsements, consents and other instruments as GMS may reasonably request for the purpose of effectively carrying out the Stockholder’s obligations under this Agreement. GMS agrees to take, or cause to be taken, (a) all actions reasonably necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement and (b) all actions reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

5.            Assignment; Binding Effect.         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, in whole or in part (whether pursuant to a merger, by operation of Law or otherwise), without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that GMS may assign all or any of its rights and obligations under this Agreement to any of its Affiliates; provided, that no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligations. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.            Termination.         This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the expiration of the Lock-Up Period, (b) the termination of the Purchase Agreement in accordance with its terms, or (c) the mutual written agreement of the parties hereto to terminate this Agreement. In the event of termination of this Agreement pursuant to this Section 6, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that (i) Section 5, this Section 6 and Section 8 shall survive any such termination, and (ii) no such termination will relieve any party hereto from any liability for any fraud or intentional breach of this Agreement occurring prior to such termination.

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7.          Stockholder Capacity.          Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record and/or beneficial owner of the Common Stock and not in the Stockholder’s capacity as a director, officer or employee of the Company (if applicable) or in the Stockholder’s capacity as a trustee or fiduciary of any Company Plans and (b) nothing in this Agreement is intended to restrict or affect any action or inaction of the Stockholder or any representative of the Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company.

8.	General Provisions.

(a)          Expenses. Except as otherwise set forth in the Purchase Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

(b)          Waiver. Any party hereto entitled to the benefits thereof may, to the extent permitted by Law (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein, and (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

(c)          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by email transmission (upon confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(c)):

If to GMS:

GMS Tenshi Holdings Pte. Limited

36 Robinson Road

#13-01

City House

Singapore 06887

Email: info@gmsholdings.com

Attention: Executive Director

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With a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Email: brien.wassner@shearman.com
Attention: Brien Wassner

If to the Stockholder:

As set forth set forth in Exhibit A hereto.

(d)          Interpretation and Rules of Construction. When a reference is made in this Agreement to an Exhibit or a Section, such reference shall be to an Exhibit or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

(e)          Entire Agreement; Amendment. This Agreement, taken together with the Purchase Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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(f)          Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates). Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto, (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 8(c), (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(f).

(g)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

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(h)          Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by the other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each party further agrees that neither the other party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(h), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(i)          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GMS Tenshi holdings pte. LIMITED

By:	/s/ Faisal G. Sukhtian
Name: Faisal G. Sukhtian
Title: Director

/s/ Pankaj Mohan
Pankaj Mohan, Ph.D.

[Lock-Up Agreement Signature Page]

Exhibit A

Stockholder Security Ownership

Number Shares of Common Stock
Name and Address of Stockholder	Beneficially Owned by Stockholder

_________________	______ shares of Common Stock
_________________
_________________
_________________